UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2011

Majestic Capital, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707

(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Majestic Capital, Ltd. (the Company) has informed the New York State Department of Insurance and the New Jersey Division of Banking and Insurance that it intends to withdraw from the workers’ compensation insurance market in those states through a program of policy non-renewals. Commencing April 1, 2011, the Company will non-renew policies written in New York that renew on or after April 1, 2011, and commencing on June 1, 2011, the Company will non-renew policies written in New Jersey that renew on or after June 1, 2011. In addition, effective immediately, the Company will cease issuing any new policies in New York or New Jersey.

As a result of this program, the Company implemented a plan to reduce its existing workforce. This reduction affects 19% of the Company’s consolidated workforce, or a total of 27 positions, all of which are located in the Company’s Poughkeepsie, New York offices. The Company notified its employees on January 26, 2011, and the reduction in workforce will be effective between February 18, 2011 and June 1, 2011.

In connection with the workforce reduction, during the first quarter of 2011, the Company expects to record a charge of approximately $650,000 associated with one-time termination benefits, primarily related to severance, health insurance costs and other employment benefits. The workforce reduction is expected to yield annualized pre-tax expense savings of approximately $2.8 million.

The charge and expected savings that the Company expects to incur in connection with its workforce reduction is subject to a number of assumptions and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

This current report on Form 8-K contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on the Company's current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. All forward-looking statements involve risks and uncertainties. Although the Company believes that its plans, intentions and expectations are reasonable, the Company may not achieve such plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements the Company makes in this document. Such risks and uncertainties are discussed in the Company's Form 10-K for the year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission. These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majestic Capital, Ltd.

January 27, 2011	By:	/s/ James J. Scardino
James J. Scardino Chief Executive Officer